EXHIBIT 32

In connection with the Amended Annual Report of Strainwise, Inc. (the "Company") on Form 10-K /A for the period ending January 31, 2015 as filed with the Securities and Exchange Commission (the "Report"), Shawn Phillips, the Company’s Principal Executive Officer, and Erin Phillips, the Company’s Principal Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

May 15 , 2015	/s/ Shawn Phillips
Shawn Phillips, Principal Executive Officer

/s/ Erin Phillips
Erin Phillips, Principal Financial Officer